UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously reported, on September 1, 2005, the Board of Directors of ITC^DeltaCom, Inc. (the “Company”) declared a one-for-three reverse split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock to be effective for holders of record at the close of business on September 12, 2005. On September 9, 2005, to effectuate the Reverse Stock Split, the Company filed a certificate of amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. Pursuant to and upon the effectiveness of the Certificate of Amendment at 7:00 a.m., Eastern Daylight Saving Time, on September 13, 2005, each three shares of common stock, par value $0.01 per share, of the Company issued and outstanding at the time of such effectiveness were reclassified and combined into one share of common stock, par value $0.01 per share, of the Company.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events

The Company issued a news release on September 13, 2005 announcing the effectiveness on that date of the Reverse Stock Split discussed under Item 5.03 of this report. The news release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) The Company hereby files the following exhibits:

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to Restated Certificate of Incorporation of ITC^DeltaCom, Inc.

99.1	News release, dated September 13, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2005	ITC^DELTACOM, INC.

	By:	/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to Restated Certificate of Incorporation of ITC^DeltaCom, Inc.

99.1	News release, dated September 13, 2005

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